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                          THE PETERSEN COMPANIES, INC.
                             6420 Wilshire Boulevard
                          Los Angeles, California 90048

                                November 18, 1998

EMAP PLC
1 Lincoln Court
Lincoln Road
Peterborough, England
PE1 2RF
Attention: Chief Executive Officer

Gentlemen:

         To assist you in your evaluation (the "Evaluation") of the business and prospects of The Petersen Companies, Inc., a Delaware corporation (the "Company"), in connection with a possible business combination or similar transaction with the Company involving the Company's stock (a "Transaction"), the Company has furnished to you or will furnish to you certain information which is confidential, proprietary or otherwise not generally available to the public (it being understood that, subject to Section 4, all of the Information (as defined in Section 9) provided to you or any of your Representatives should be assumed to be confidential, proprietary or otherwise not generally available to the public unless informed in writing to the contrary by the Company). As a condition to, and in consideration of, the Company furnishing the Information, you agree as follows:

         1. Nondisclosure of Information. The Information will (a) be kept confidential by you, (b) not be used by you in any manner detrimental to the Company, and (c) not be used other than in connection with the Evaluation and the Transaction. You may, however, disclose the Information to your Representatives, but only if you determine in your sole discretion that your Representatives need to know the Information in connection with the Evaluation and the Transaction. You will (i) inform each of your Representatives receiving Information of the confidential nature of the Information and of this letter agreement, (ii) direct your Representatives to treat the Information confidentially and not to use it other than in connection with the Evaluation and the Transaction, and (iii) be responsible for any improper use of the Information by you or any of your Representatives (including, without limitation, any Representatives who, subsequent to the first date of disclosure of Information hereunder, become your former Representatives). You will upon the Company's request deliver to the Company a list of those to whom Information has been disclosed. Without the prior consent of the Company or your prior written consent, as appropriate, or except as otherwise provided herein, you and the Company will not, and will direct each of our respective Representatives not to, disclose to any person (1) that the Information has been made available to you,
(2) that discussions regarding the Transaction are taking place or your identity, or (3) any other facts (including any of the terms and conditions of the Transaction) with respect to the discussions between you and the Company. The restrictions set forth in the immediately preceding sentence shall terminate upon the execution of a Definitive Agreement.
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November 18, 1998
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         2. Notice Preceding Compelled Disclosure. If you or any of your
Representatives are requested, pursuant to a subpoena, civil investigative demand or similar process or other oral or written request issued by a court of competent jurisdiction or a federal, state, local or foreign governmental or regulatory body or agency, to disclose any Information, you will promptly notify the Company of such request so that the Company may seek a protective order or take other appropriate action and/or waive compliance with the terms of this letter agreement. Upon the Company's request, you will also use reasonable endeavors to cooperate in the Company's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, you or any of your Representatives are compelled as a matter of law to disclose the Information, you will disclose, without liability hereunder, to the party compelling disclosure only that part of the Information as is required by law to be disclosed (in which case, prior to such disclosure, you will advise the Company and its counsel as to such disclosure and the nature and wording of such disclosure), and you will use your reasonable best efforts to obtain confidential treatment for any Information so disclosed.

         3. Treatment of Information. As soon as reasonably practicable upon the Company's written request or upon your determination to terminate the Evaluation (if no Transaction results) you and your Representatives will return to the Company all tangible Information which has been provided to you and will destroy (or, at your option, return to the Company) all Information prepared by you or your Representatives. Such destruction (or return) will be confirmed in writing to the Company. The redelivery or destruction of such material shall not relieve you or any of your Representatives of the confidentiality obligations of this letter agreement. You hereby acknowledge that (i) you are aware and that your Representatives have been advised by you that the United States securities laws prohibit any person who has material non-public information about a company which is obtained from the company or its representatives from purchasing or selling securities of such company or from communicating the information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) are familiar with the United States Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, and agree that you will not use, or communicate to any person under circumstances where it is reasonably likely that such person is likely to use or cause any person to use, any Information in contravention of the Exchange Act or any of its rules and regulations, including Rules 10b-5 and 14e-3.

         4. Public Information. The term "Information" does not include, and this letter agreement will not apply to, information that (a) is or becomes generally available to the public through no action by you or your Representatives in violation of the provisions of this letter agreement, or (b) is or becomes available to you on a nonconfidential basis from a source, other than the Company or its Representatives, which you believe, after reasonable inquiry, is not prohibited from disclosing such portions to you by a contractual, legal or fiduciary obligation.

         5. No Warranty of Accuracy. You understand that the Company will endeavor to include in the Information materials it believes to be relevant for the Evaluation, but you acknowledge that neither the Company nor any Representative of the Company makes any representation or warranty as to the accuracy or completeness of any Information except as otherwise
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November 18, 1998
Page 3

provided in the Definitive Agreement. You agree that neither the Company nor any of its Representatives will have any liability to you or your Representatives resulting from the use of the Information by you or any of your Representatives, except, in the case of the Company, as otherwise provided in the Definitive Agreement. You also agree that if you determine to enter into the Transaction, such determination will be based solely on the terms of the Definitive Agreement and on your own investigation, analysis and assessment of the business to be acquired.

         6.       Certain Actions.

         (a) During the course of the Evaluation, you will ensure that neither you nor any of your Representatives will contact or otherwise communicate with the Company or any of its officers, directors or employees except with the prior approval of, and that you and any of your Representatives will direct all inquiries as to the Company or any of its officers, directors or employees to, Avy H. Stein, as Chairman of the Special Committee (the "Committee") appointed by the Company's Board of Directors to evaluate a Transaction.

         (b) As of the date of this letter agreement, except as previously disclosed by you to the Company in writing, you confirm that you do not beneficially own any securities of the Company, whether equity or debt securities, or any direct or indirect options or other rights to acquire any such securities ("Securities"). If discussions relating to a possible
Transaction have been terminated by either party, you agree that, for a period of one (1) year from the date of this letter agreement, unless such shall have been specifically invited in writing by the Board of Directors of the Company, you will not, and you will not direct any of your Representatives, in any manner, directly or indirectly, (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities
(or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, (B) form, join or in any way participate in a "group" (as defined under Section 13d-5 of the Exchange Act, which may engage in any of the foregoing matters set forth in (A) above, (C) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (D) take any action which might in the reasonable opinion of counsel force the Company to make a public announcement regarding any of the types of matters set forth in (A) above, or (E) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that the provisions in clauses (A) through (E) above shall cease to be effective in the event that the Company enters into an agreement with a third party relating to a possible Transaction. You also agree during any such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).
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November 18, 1998
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         (c) You further agree that, for a period of two (2) years from the date of this letter agreement, you will not directly or indirectly solicit for employment any of the current officers or employees of the Company with whom you have had contact or who was specifically identified to you during the period of the Evaluation.

         (d) The provisions of this Paragraph 6 will survive for the periods stated above (unless otherwise provided for above) notwithstanding that some or all of the Information has become publicly disclosed or outdated or that any portion of this letter agreement has become inoperative as to any portion of the Information.

         7. Certain Obligations Only on Definitive Agreement. No agreement providing for any Transaction will be deemed to exist unless and until a Definitive Agreement has been executed and delivered by the Company and each of the other parties thereto, and you hereby irrevocably waive any claims (including, without limitation, claims related to an alleged breach of contract) in connection with any Transaction unless and until a Definitive Agreement has been so executed and delivered and then only in accordance with the terms thereof. Unless and until a Definitive Agreement has been so executed and delivered, none of the Company or any of its Representatives has any legal obligation to you of any kind with respect to any Transaction because of this letter agreement or any other written or oral expression with respect to any Transaction, except, in the case of this letter agreement, for the matters specifically agreed to herein. You agree that you will not have any claims against the Company or any of its Representatives arising out of or relating to any Transaction other than those claims, if any, arising out of or relating to a Definitive Agreement with the Company and then only in accordance with the terms of such Definitive Agreement.

         8. General Provisions. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right This letter agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. In addition, because money damages would not be a sufficient remedy for any violation of the terms of this letter agreement, the parties hereto will be entitled to specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. You hereby consent to personal jurisdiction in any action brought in any federal or state court within the State of New York having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement, provided that the foregoing shall not in any way be construed as a general consent to service of process in the State of New York for any other purpose except as set forth herein. This letter agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

         9. Certain Definitions. As used in this letter agreement, (a) the terms or phrases "affiliate," "beneficial owner," "election contest," "equity security," "group," "participant," "person," "proxy," "security," and "solicitation" (and the plurals thereof) will be ascribed a meaning no less broad than the broadest definition or meaning of such terms under the Exchange Act and the rules and regulations promulgated thereunder, (b) the term "Company" and any word referring to the Company includes the Company and its affiliates,
(c) the term "you" and "your" includes the entity
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November 18, 1998
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named as the addressee of this letter agreement and its affiliates, (d) with the exceptions that are set forth in Section 4 hereof, the information concerning the Company, whether provided to you prior to the date hereof or as contemplated by this letter agreement, whether furnished by the Company or any of its Representatives, together with all written or electronically stored documentation prepared by you or your Representatives based upon, reflecting or incorporating, in whole or in part, such information or the Evaluation is herein referred to as the "Information," (e) any director, officer, employee, agent, lender, partner or representative, including, without limitation, any accountant, attorney, and financial advisor, is herein referred to as a "Representative," and (f) a definitive, written agreement providing for a Transaction that is executed by us and you and that states it is intended to be binding is herein referred to as a "Definitive Agreement;" provided, however, that a Definitive Agreement does not include a letter of intent or any other preliminary agreement, whether or not executed, nor does it include any actual or purported written or verbal acceptance of any offer or bid.

         Please sign and return one copy of this letter agreement to evidence your acceptance of and agreement to the foregoing, whereupon this letter agreement will become the binding obligation of each of the undersigned.

                                   THE PETERSEN COMPANIES, INC.

                                   By: /s/ Richard S Willis
                                       ------------------------
                                   Name:    Richard S Willis
                                   Title:   Executive Vice President and Chief
                                            Executive Officer

Accepted and agreed to as of
the date first above written:

EMAP PLC

By: /s/ Chris Innis
    --------------------------------
Name:  Chris Innis
Title: Director of Corporate Strategy